Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements:
(1) Registration Statement (Form S-8 No. 33-59424) of Saga Communications, Inc. 1992 Stock Option Plan,
(2) Registration Statement (Form S-8 No. 33-79366) of Saga Communications, Inc. 1992 Stock Option Plan,
(3) Registration Statement (Form S-8 No. 333-51837) of Saga Communications, Inc. 1992 Stock Option Plan,
(4) Registration Statement (Form S-8 No. 333-28611) of Saga Communications, Inc. 1997 Non-Employee Director Stock Option Plan,
(5) Registration Statement (Form S-8 No. 333-63321) of Saga Communications, Inc. Employees’ 401(k) Savings & Investment Plan,
(6) Registration Statement (Form S-8 No. 333-85535) of Saga Communications, Inc. Employee Stock Purchase Plan,
(7) Registration Statement (Form S-8 No. 333-107686) of Saga Communications, Inc. 2003 Employee Stock Option Plan, and
(8) Registration Statement (Form S-8 No. 333-125361) of Saga Communications, Inc. 2005 Incentive Compensation Plan;
of our reports dated March 16, 2011, with respect to the consolidated financial statements of Saga Communications, Inc. and the effectiveness of internal control over financial reporting of Saga Communications, Inc. included in this Annual Report (Form 10-K) of Saga Communications, Inc. for the year ended December 31, 2010.
/s/ Ernst & Young
Detroit, Michigan
March 16, 2011